UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2026

DNA X, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38907	94-3336783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4445 Eastgate Mall, Suite 200,

San Diego, CA 92121

(Address of principal executive offices, including Zip Code)

(650) 378-8100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SONM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Acting CEO

Effective February 9, 2026, Mike Mulica, executive chairman of DNA X, Inc. (formerly, Sonim Technologies, Inc.), a Delaware corporation (the “Company”), was appointed as the Company’s acting chief executive officer and, accordingly, was designated as the Company’s principal executive officer.

Mr. Mulica, 62, has held various roles at the Company since April 2021, most recently as its executive chairman as of October 16, 2025. Biographical information for Mr. Mulica can be found on page 13 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 18, 2025, and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Mulica and any other person pursuant to which he was appointed. Mr. Mulica does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Mulica has an interest requiring disclosure under Item 404(a) of Regulation S-K.

CEO Employment Agreement

In connection with his appointment as acting chief executive officer, the Company, following the approval of the compensation committee of the Company’s board of directors, (i) increased Mr. Mulica’s annual base salary to $450,000, effective January 30, 2026; (ii) granted 50,000 restricted stock units (“RSUs”) vesting in equal monthly installments over a one-year period, subject to continued service; and (iii) agreed that, following a termination of employment, if Mr. Mulica is eligible for and timely elects continuation coverage under COBRA, the Company will reimburse COBRA premiums for up to twelve (12) months, subject to customary early-termination conditions (including eligibility for substantially similar coverage from another source), as set forth in the first amendment to Mr. Mulica’s employment agreement (the “CEO Amendment”).

CFO Employment Agreement

On February 9, 2026, the Company and Clay Crolius, the Company’s Chief Financial Officer, entered into a second amendment to Mr. Crolius’s employment agreement, dated December 8, 2023 (the “CFO Amendment”). The CFO Amendment, among other things, provides: (i) that the completion of the Company’s previously announced asset sale on January 23, 2026 constitutes a triggering event under Mr. Crolius’s employment agreement; (ii) for a grant of 35,000 RSUs, vesting in equal monthly installments over a one-year period, subject to continued service; and (iii) that, following a termination of employment, if Mr. Crolius is eligible for and timely elects continuation coverage under COBRA, the Company will reimburse COBRA premiums for up to six (6) months, subject to customary early-termination conditions (including eligibility for substantially similar coverage from another source).

The foregoing descriptions of the CEO Amendment and the CFO Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the CEO Amendment and the CFO Amendment, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	First Amendment to Employment Agreement of Mike Mulica, dated as of February 9, 2026

10.2	Second Amendment to Employment Agreement of Clay Crolius, dated as of February 9, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNA X, INC.

Date: February 10, 2026	By:	/s/ Clay Crolius
	Name:	Clay Crolius
	Title:	Chief Financial Officer

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